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                                                                     EXHIBIT 2.3

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                   OF ALL NATIONS CATERING, INC. CHANGING NAME
                           TO OMICRON TECHNOLOGY, INC.


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                                                                    Exhibit 2. 3

                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                           ALL-NATIONS CATERING, INC.

         Pursuant to the provisions of Section 607.1003 of the Florida Business Corporations Act, ALL-NATIONS CATERING, INC. (the "Corporation") adopts the following Articles of Amendments to the Articles of Incorporation:

         1. Article I of the Articles of Incorporation shall be deleted and the following Article I shall be inserted in its place:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this corporation shall be OMICRON TECHNOLOGIES, INC.

         2. The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on June 19, 1998 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

         3. The effective date of these Articles of Amendment is June 26, 1998.

                                             Dated: June 19,1998.

                                               /s/ BARRET SLEEMAN
                                             -------------------------
                                             BARRET SLEEMAN, PRESIDENT


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                    [FLORIDA DEPARTMENT OF STATE LETTERHEAD]


July 13, 1998

THOMAS BRAUN, LEGAL ASSISTANT
VENTURE LAW CORPORATION
688 WEST HASTINGS STREET, SUITE 618
VANCOUVER, BRITISH COLUMBIA, V6B1P-1

Re: Document Number K13481

The Articles of Amendment to the Articles of Incorporation for ALL-NATIONS CATERING, INC. which changed its name to OMICRON TECHNOLOGIES, INC., a Florida corporation, were filed on June 29, 1998.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone
(850)487-6050, the Amendment Filing Section.

Thelma Lewis
Corporate Specialist Supervisor
Division of Corporations                           Letter Number: 998A00037061